UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

R. G. BARRY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-8769	31-4362899
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer dentification No.)

13405 Yarmouth Road N.W., Pickerington, Ohio 43147

 (Address of principal executive offices) (Zip Code)

(614) 864-6400

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 3, 2009, R. G. Barry Corporation (the “Company”) issued a news release reporting its operating results for its first quarter ended September 26, 2009. A copy of the news release is attached as Exhibit 99 hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Resignation of Roger E. Lautzenhiser

On October 29, 2009, Roger E. Lautzenhiser resigned from the Company’s Board of Directors immediately prior to the Company’s 2009 Annual Meeting of Shareholders. Mr. Lautzenhiser, who had served as a director of the Company since 1999, did not cite any disagreement with the Company as a basis for his resignation.

In connection with Mr. Lautzenhiser’s resignation, the Board reduced the size of the Board from ten to nine directors. The reduction in the size of the Board was done as part of the Board’s ongoing, previously announced plan to reduce Board costs.

Actions by Shareholders at 2009 Annual Meeting of Shareholders with respect to Amended and Restated 2005 Long-Term Incentive Plan

At the 2009 Annual Meeting of Shareholders of the Company held on October 29, 2009, the shareholders of the Company approved a proposal to amend the R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “2005 Plan”) in order to authorize the issuance of an additional 500,000 common shares under the 2005 Plan and to reapprove the material terms of the performance criteria under the 2005 Plan.

Authorization of Issuance of Additional 500,000 Common Shares

As initially approved by the Company’s shareholders, the total number of common shares available for issuance under the 2005 Plan was 500,000 common shares, plus: (i) the number of common shares that were authorized to be the subject of awards under the Company’s 1997 Incentive Stock Plan (the “1997 Plan”) and the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) (which 1997 Plan and 2002 Plan were terminated as to new awards on May 20, 2005) but as to which awards had not been made as of May 20, 2005 (62,000 common shares); and (ii) any common shares underlying awards granted under the 1997 Plan and the 2002 Plan but forfeited after May 20, 2005.

With the approval of the amendment by the shareholders, the number of common shares available for issuance under the 2005 Plan will equal the sum of: (i) 1,000,000 common shares; plus (ii) the 62,000 common shares that remained available for awards under the 1997 Plan and the 2002 Plan on May 20, 2005; plus (iii) the 147,724 common shares underlying awards granted under the 1997 Plan and the 2002 Plan which have been forfeited during the period from May 20, 2005 to the date of this Current Report on Form 8-K; plus (iv) any common shares underlying outstanding options granted under the 1997 Plan and the 2002 Plan which are forfeited in the future.

Reapproval of Material Terms of Performance Criteria

The shareholders of the Company also reapproved the material terms of the performance criteria to which grants made under the 2005 Plan of restricted stock, restricted stock units (“RSUs”), stock units and cash awards may be subject, which will enable the Compensation Committee of the Company’s Board of Directors to structure awards under the 2005 Plan so that any compensation that may be paid in respect of those awards will qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations.

Any award of restricted stock, RSUs, stock units or cash awards under the 2005 Plan may be subject to the achievement of one or more performance criteria with the intention that the award constitutes “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to constitute “qualified performance-based compensation,” the performance criteria will be based on one or more of the following:

•	Cash flow;

•	Earnings (including gross margin, earnings before interest and taxes and earnings before taxes and net earnings);

•	Earnings per share;

•	Growth in earnings or earnings per share;

•	Stock price;

•	Return on equity or average shareholders’ equity;

•	Total shareholder return;

•	Return on shareholder equity;

•	Return on assets or net assets;

•	Return on investment;

•	Revenue;

•	Income or net income;

•	Operating income or net operating income;

•	Operating profit or net operating profit (whether before or after taxes);

•	Operating margin;

•	Return on operating revenue;

•	Market share;

•	Overhead or other expense reduction;

•	Growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; and

•	Strategic plan development and implementation.

Different performance criteria may be applied to an individual participant or to groups of participants and may be based on the results achieved separately or collectively by the Company, any subsidiary of the Company, or any combination of segments, products or divisions of the Company or subsidiaries of the Company. These criteria may be applied solely with regard to the Company or any subsidiary of the Company or relatively between the Company or any subsidiary of the Company and one or more unrelated entities.

Performance-based awards may be paid in cash, common shares or a combination of both, depending on the type of the award and the award terms. As the Compensation Committee decides to grant performance-based awards, it will establish the performance criteria to be applied, the participants or class of participants to which the performance criteria apply and the period over which the achievement of the performance criteria will be measured. The Compensation Committee will also decide the method for computing the cash award or other award that will be issued or earned if (and to the extent that) those performance criteria are met.

Once performance criteria have been established, the Compensation Committee may not revise the criteria associated with a performance-based award or increase the amount of the cash award or other award that may be paid or earned if those performance criteria are met. However, the Compensation Committee may reduce or eliminate a cash award or other award that may be paid or earned if the performance criteria are met.

Item 9.01	Financial Statements and Exhibits.

(a) – (c)	Not applicable.

(d)	Exhibits.

ExhibitNo.	Description

99.1	Earnings Release Issued by R. G. Barry Corporation on November 3, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. G. BARRY CORPORATION

Date: November 3, 2009	By:	/s/ Jose G. Ibarra
Jose G. Ibarra
Senior Vice President – Finance, Chief Financial Officer and Secretary